Exhibit 99.1

MPG OFFICE TRUST REPORTS
SECOND QUARTER 2012 FINANCIAL RESULTS

LOS ANGELES, July 23, 2012 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended June 30, 2012.

Significant Second Quarter Events

•	We had $193.8 million of cash as of June 30, 2012 (excluding restricted cash related to mortgages in default), of which $166.5 million was unrestricted and $27.3 million was restricted.

•
On April 10, 2012, Glendale Center was placed in receivership pursuant to an agreement with the special servicer that provides for a cooperative foreclosure and a general release of claims under the loan documents at the conclusion of the foreclosure process. The special servicer has commenced foreclosure proceedings.

•
On April 19, 2012, we disposed of Brea Corporate Place and Brea Financial Commons pursuant to a deed-in-lieu of foreclosure agreement. As a result, we were relieved of the obligation to repay the $109.0 million mortgage loan secured by these properties. In addition, we received a general release of claims under the loan documents.

•
On May 18, 2012, trustee sales were held with respect to Stadium Towers Plaza and an adjacent land parcel. As a result of the foreclosures, we were relieved of the obligation to repay the $100.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to our previous in-place agreement with the special servicer.

•
On May 23, 2012, we entered into an agreement with the special servicer for Two California Plaza. A receiver had previously been put in place on March 23, 2012. Pursuant to this agreement, the Company will temporarily remain the title holder of the asset until Two California Plaza is transferred to another party or there is a completed foreclosure, with a definitive outside date of December 31, 2012, at which time the Company will cease to own the asset. We are not obligated to pay any amounts and are not subject to any liability or obligation in connection with our exit from the asset, other than to cooperate in the sale or other disposition. We will receive a general release of claims under the loan documents at the time of exit. In connection with this agreement, we paid $1.0 million to the special servicer related to certain historical operational liabilities.

•	On May 25, 2012, we disposed of the City Tower development site located in Orange, California. We received net proceeds of approximately $7 million, which will be used for general corporate purposes.

•
On June 6, 2012, we entered into an agreement with the special servicer for 3800 Chapman and the asset was placed in receivership on June 13, 2012. Pursuant to this agreement, the Company will temporarily remain the title holder of the asset until 3800 Chapman is transferred to another party or there is a completed foreclosure, with a definitive outside date of December 31, 2012, at which time the Company will cease to own the asset. We are not obligated to pay any amounts and are not subject to any liability or obligation in connection with our exit from the asset, other than to cooperate in the sale or other disposition. We will receive a general release of claims under the loan documents at the time of exit. Also pursuant to this agreement, our Operating Partnership received a release from all claims under the guaranty of partial payment in return for a payment of $2.0 million.

Subsequent Events

•
On July 9, 2012, we extended the maturity date of the mortgage loan at KPMG Tower for an additional one year, to October 9, 2013. As part of the extension, we repaid $35.0 million of principal, which reduced the outstanding loan balance from $400.0 million to $365.0 million. Additionally, we funded a $5.0 million leasing reserve and agreed to a full cash sweep of excess operating cash flow beginning on September 9, 2012. Excess operating cash flow (cash flow after the funding of certain reserves, the payment of property operating expenses and the payment of debt service) will be applied to fund a $1.5 million capital expenditure reserve, to fund an additional $5.0 million into the leasing reserve, and thereafter, to reduce the outstanding principal balance of the loan.

The interest rate on the loan is LIBOR plus 1.65%. Beginning on October 10, 2012, the $321 million A‑Note will bear interest at LIBOR plus 3.00% and the $44 million B‑Note will bear interest at LIBOR plus 5.10%.

•
On July 12, 2012, we disposed of Stadium Gateway (a joint venture property) located in Anaheim, California. We received net proceeds from the transaction of approximately $1 million, including reimbursement of loan reserves.

Second Quarter 2012 Financial Results
Net income available to common stockholders for the quarter ended June 30, 2012 was $67.3 million, or $1.32 per share, compared to net income available to common stockholders of $118.4 million, or $2.42 per share, for the quarter ended June 30, 2011.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended June 30, 2012 was $71.4 million, or $1.38 per diluted share, compared to $99.7 million, or $1.99 per diluted share, for the quarter ended June 30, 2011. Our share of FFO before specified items was ($11.1) million, or ($0.22) per share, for the quarter ended June 30, 2012 as compared to ($1.6) million, or ($0.03) per share, for the quarter ended June 30, 2011.

As of June 30, 2012, our office portfolio (excluding Properties in Default) was comprised of whole or partial interests in nine office properties totaling approximately 8.2 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 3.5 million square feet, which accommodates approximately 11,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, July 24, 2012, to discuss the financial results of the second quarter and provide a company update. The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 10558085. The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com. Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through July 27, 2012. To access this replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The required passcode for the replay is ID number 10558085. The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with joint ventures; risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 15, 2012 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Investments in real estate	$2,341,262	$2,586,980
Less: accumulated depreciation	(640,368)	(659,408)
Investments in real estate, net	1,700,894	1,927,572

Cash and cash equivalents	166,486	117,969
Restricted cash	61,100	74,387
Rents and other receivables, net	5,942	4,796
Deferred rents	52,720	54,663
Deferred leasing costs and value of in-place leases, net	61,981	71,696
Deferred loan costs, net	7,322	10,056
Other assets	5,076	7,252
Assets associated with real estate held for sale	—	14,000
Total assets	$2,061,521	$2,282,391

LIABILITIES AND DEFICIT
Liabilities:
Mortgage loans	$2,734,053	$3,045,995
Accounts payable and other liabilities	130,599	140,212
Excess distributions received from unconsolidated joint venture	6,576	—
Acquired below-market leases, net	18,177	24,110
Total liabilities	2,889,405	3,210,317

Deficit:
Stockholders’ Deficit:
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 liquidation preference, 50,000,000 shares authorized; 9,730,370 shares issued and outstanding as of June 30, 2012 and December 31, 2011	97	97
Common stock, $0.01 par value, 100,000,000 shares authorized; 51,907,635 and 50,752,941 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	519	508
Additional paid-in capital	701,988	703,436
Accumulated deficit and dividends	(1,424,027)	(1,504,759)
Accumulated other comprehensive loss	(7,320)	(15,166)
Total stockholders’ deficit	(728,743)	(815,884)
Noncontrolling Interests:
Accumulated deficit and dividends	(105,898)	(118,049)
Accumulated other comprehensive income	6,757	6,007
Total noncontrolling interests	(99,141)	(112,042)
Total deficit	(827,884)	(927,926)
Total liabilities and deficit	$2,061,521	$2,282,391

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue:
Rental	$41,549	$45,415	$83,576	$91,021
Tenant reimbursements	19,164	20,254	38,045	40,533
Parking	8,594	8,725	17,245	17,288
Management, leasing and development services	626	1,126	1,782	2,125
Interest and other	385	1,795	14,315	1,955
Total revenue	70,318	77,315	154,963	152,922

Expenses:
Rental property operating and maintenance	18,574	18,514	35,925	36,029
Real estate taxes	6,432	6,606	12,936	13,240
Parking	2,185	2,160	4,287	4,567
General and administrative	6,189	5,308	11,860	11,999
Other expense	3,039	1,724	4,250	3,293
Depreciation and amortization	20,740	21,359	41,298	43,826
Impairment of long-lived assets	—	—	2,121	—
Interest	49,643	47,201	99,613	91,916
Loss from early extinguishment of debt	—	164	—	164
Total expenses	106,802	103,036	212,290	205,034

Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture	(36,484)	(25,721)	(57,327)	(52,112)
Equity in net income (loss) of unconsolidated joint venture	45	(21)	14,274	(333)
Loss from continuing operations	(36,439)	(25,742)	(43,053)	(52,445)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(1,888)	(27,063)	(3,136)	(40,347)
Gains on settlement of debt	102,467	127,849	115,603	127,849
Gains on sale of real estate	16,032	63,629	21,224	63,629
Income from discontinued operations	116,611	164,415	133,691	151,131

Net income	80,172	138,673	90,638	98,686
Net (income) attributable to common units of our Operating Partnership	(8,222)	(15,483)	(8,879)	(10,278)
Net income attributable to MPG Office Trust, Inc.	71,950	123,190	81,759	88,408
Preferred stock dividends	(4,638)	(4,766)	(9,275)	(9,532)
Net income available to common stockholders	$67,312	$118,424	$72,484	$78,876

Basic income per common share:
Loss from continuing operations	$(0.71)	$(0.55)	$(0.91)	$(1.12)
Income from discontinued operations	2.03	2.97	2.33	2.73
Net income available to common stockholders per share	$1.32	$2.42	$1.42	$1.61

Weighted average number of common shares outstanding	51,285,961	49,040,268	51,170,071	49,028,693

Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(31,969)	$(22,215)	$(37,315)	$(45,258)
Income from discontinued operations	103,919	145,405	119,074	133,666
	$71,950	$123,190	$81,759	$88,408

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended		For the Six Months Ended
		June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Reconciliation of net income available to common stockholders to funds from operations:
Net income available to common stockholders		$67,312	$118,424	$72,484	$78,876
Add:	Depreciation and amortization of real estate assets	21,060	27,212	43,095	54,999
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	660	1,730	2,125	3,431
	Impairment writedowns of depreciable real estate	—	13,888	2,121	13,888
	Impairment writedown of depreciable real estate – unconsolidated joint venture (a)	—	—	2,176	—
	Net income attributable to common units of our Operating Partnership	8,222	15,483	8,879	10,278
	(Unallocated) allocated losses – unconsolidated joint venture (a)	(1,150)	(374)	1,380	(374)
Deduct:	Gains on sale of real estate	16,032	63,629	21,224	63,629
	Gain on sale of real estate – unconsolidated joint venture (a)	—	—	18,958	—
Funds from operations available to common stockholders and unit holders (FFO) (b)		$80,072	$112,734	$92,078	$97,469
Company share of FFO (c) (d)		$71,357	$99,699	$82,010	$86,209
FFO per share – basic		$1.39	$2.03	$1.60	$1.76
FFO per share – diluted		$1.38	$1.99	$1.58	$1.72
Weighted average number of common shares outstanding – basic		51,285,961	49,040,268	51,170,071	49,028,693
Weighted average number of common and common equivalent shares outstanding – diluted		51,870,380	50,064,195	51,827,346	50,188,916

Reconciliation of FFO to FFO before specified items: (e)
FFO available to common stockholders and unit holders		$80,072	$112,734	$92,078	$97,469
Add:	Loss from early extinguishment of debt	—	399	—	399
	Default interest accrued on mortgages in default	9,725	12,803	20,265	22,881
	Writeoff of deferred financing costs related to mortgages in default	182	133	1,098	1,759
Deduct:	Gains on settlement of debt	102,467	127,849	115,603	127,849
	Gain from early extinguishment of debt, net – unconsolidated joint venture (a)	—	—	188	—
FFO before specified items		$(12,488)	$(1,780)	$(2,350)	$(5,341)
Company share of FFO before specified items (c) (d)		$(11,129)	$(1,574)	$(2,134)	$(4,721)
FFO per share before specified items – basic		$(0.22)	$(0.03)	$(0.04)	$(0.10)
FFO per share before specified items – diluted		$(0.22)	$(0.03)	$(0.04)	$(0.10)
__________

(a)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for the unconsolidated joint venture are calculated to reflect FFO on the same basis.

The amounts shown in the table above will not agree to those previously reported for the three and six months ended June 30, 2011 due to recent clarifications by the Securities and Exchange Commission regarding NAREIT’s definition of FFO. In response to those clarifications, we have amended our calculation of FFO to exclude impairment writedowns of depreciable real estate from all periods presented.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 89.1% and 88.4% for the three months ended June 30, 2012 and 2011, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 88.9% and 88.4% for the six months ended June 30, 2012 and 2011, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt result represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed of or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

As of June 30, 2012, the mortgage loans on the following properties were in default: 500 Orange Tower and 3800 Chapman in Central Orange County, Two California Plaza in downtown Los Angeles, and Glendale Center in Glendale. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.